Name:	/$ParticipantName$/
Number of Shares of Stock subject to Stock Option:	/$AwardsGranted$/
Exercise Price Per Share:	/$GrantPrice$/
Date of Grant:	/$GrantDate$/

Exhibit 10.4

TRINSEO PLC

Amended & Restated 2014 Omnibus Incentive Plan

Non-Statutory Stock Option Agreement

This agreement (this “Agreement”) evidences an award (the “Award”) of a stock option (the “Stock Option”) granted by Trinseo PLC (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms of the Trinseo PLC Amended and Restated 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

1.Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) a Stock Option to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by or service to the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A- 1(b)(5)(iii)(E)(1).

The grant of the Stock Option is a one-time benefit and does not create any contractual or other right for the Optionee to receive a grant of stock options or benefits in lieu of stock options in the future.

2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

3.Vesting; Method of Exercise; Treatment of the Stock Option Upon Termination of Employment.

(a)	Vesting. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option (or any portion thereof) means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option shall vest as to one-third (1/3) of the Shares subject to the Stock Option on each of the first, second and third anniversaries of the Date of Grant (each, a “vesting anniversary date” and the third anniversary of the Date of Grant, the “final vesting anniversary date”). The number of Shares that vest on any of the foregoing dates will be rounded down to the nearest whole Share, with the Stock Option becoming vested as to 100% of the Shares on the final vesting anniversary date. Notwithstanding the foregoing, Shares subject to the Stock Option shall not vest on any vesting anniversary date unless the Optionee has remained in continuous Employment from the Date of Grant through such vesting anniversary date.

(b)	Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing or by electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the Optionee or a transferee (if permitted by the Administrator), if any (or in such other form as is acceptable to the Administrator). Each such exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan, including, for the avoidance of doubt to the extent required by Irish law, the payment by the Optionee to the Company of an additional amount in cash equal to the aggregate par value of the shares of Stock to be delivered in respect of the portion of the Stock Option so exercised at the time of the exercise of the Stock Option. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of such person to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the 9th anniversary of the Date of Grant (the “Final Exercise Date”); provided, however, if at such time the Optionee is prohibited by applicable law or written Company policy applicable to similarly situated employees from engaging in any open-market sales of Stock, the Final Exercise Date will be automatically extended to thirty (30) days following the date the Optionee is no longer prohibited from engaging in such open-market sales. If the Stock Option is not exercised by the Final Exercise Date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)	Treatment of the Stock Option Upon Termination of Employment. Except as provided in clauses (i)-(iv) below and Section 3(d) of this Agreement, if the Optionee’s Employment terminates, the Stock Option, to the extent not already vested, will be immediately forfeited upon such termination. Following termination of the Optionee’s Employment, any vested portion of the Stock Option that is then outstanding, including for the avoidance of doubt any portion of the Stock Option that vests as provided in clauses (ii)-(iv) below or Section 3(d) of this Agreement, will be treated as follows:

(i)General. Subject to clauses (ii) through (v) below and Sections 3(d) and 4 of this Agreement, the Stock Option, to the extent vested immediately prior to the termination of the Optionee’s Employment, will remain exercisable until the earlier of (A) the date that is three months following the date of such termination of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.

(ii)Retirement. Subject to clause (v) below and Section 4 of this Agreement, if the Optionee’s Employment terminates due to the Optionee’s Retirement (as defined below), the Stock Option, to the extent then unvested, will not terminate and will remain outstanding and eligible to vest in accordance with the provisions of Section 3(a) hereof as if the Optionee had remained in continuous Employment through each vesting anniversary date. Any portion of the Stock Option that vests in accordance with this Section 3(c)(ii), together with the portion of the Stock Option, if any, that was vested as of immediately prior to the termination of the Optionee’s Employment due to the Optionee’s Retirement, will remain exercisable until the earlier of (A) five (5) years following the date of such termination of employment and, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate. For purposes hereunder, “Retirement” means a retirement from active Employment after the Optionee has attained age fifty-five (55) with at least ten (10) years of continuous service with the Company, or its predecessor entity, The Dow Chemical Company, or any of its subsidiaries, or as defined in the Optionee’s employment or other agreement with the Company.

(iii)Death; Permanent Disability. Subject to clause (v) below and Section 4 of this Agreement, if the Optionee’s Employment is terminated due to his or her death or by the Company due to his or her Permanent Disability, the Stock Option, to the extent then unvested, shall immediately vest as to all of the then unvested Shares. Any portion of the Stock Option that vests in accordance with this Section 3(c)(iii), together with the portion of the Stock Option, if any, that was vested as of immediately prior to the termination of the Optionee’s Employment due to his or her death or by the Company due to his or her Permanent Disability, will remain exercisable until the earlier of (A) the first anniversary of the Optionee’s death or the first anniversary of the date the

Optionee’s Employment is terminated due to his or her Permanent Disability, as applicable or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(iii) will thereupon immediately terminate.

(iv)By the Company in Connection with Restructuring or Redundancy. Subject to clause (v) below and Sections 3(d) and 4 of this Agreement, if the Optionee’s Employment is terminated by the Company other than for Cause in connection with a restructuring or redundancy, as determined by the Company, the Stock Option, to the extent then unvested, will not terminate and will remain outstanding and eligible to vest in accordance with the provisions of Section 3(a) hereof as if the Optionee had remained in continuous Employment with the Company through each vesting anniversary date. Any Stock Option that vests in accordance with this Section 3(c)(iv), together with the portion of the Stock Option, if any, that was vested as of immediately prior to the termination of the Optionee’s Employment, will remain exercisable until the earlier of (A) the later of (i) three months following the date of such termination of employment and (ii) the date that is three months following the final vesting anniversary date or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(iv) will thereupon immediately terminate.
(v)For Cause.  If the Optionee’s Employment is terminated by the Company or its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or such termination occurs in circumstances that in the determination of the Administrator would have entitled the Company or its subsidiaries to terminate the Optionee’s Employment for Cause, the Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

(d)	Treatment of the Stock Option Following a Change in Control. If, within the twenty-four (24)-month period following the occurrence of a Change in Control (as defined below), (A) the Optionee’s Employment is terminated by the Company other than for Cause or, (B) if the Optionee is a current member of the Company's executive leadership team and is subject to an effective employment or other individual agreement with the Company that provides the Optionee with the ability to terminate his or her employment for “good reason”, by the Optionee for “good reason” (with such term having the meaning ascribed thereto in the employment or other individual agreement, if any, between the Optionee and the Company for so long as such agreement is in effect), upon such termination and in lieu of the treatment provided for in Section 3(c)(iv) above, the Stock Option, to the extent then outstanding and unvested, shall immediately vest as to all of the then unvested Shares. Any Stock Option that vests in accordance with this Section 3(d), together with the portion of the Stock Option, if any, that was vested as of immediately prior to the termination of the Optionee’s Employment, will remain exercisable until the earlier of (A) the date that is six months following the date of the Optionee’s termination of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(d) will thereupon immediately terminate.
(i)For purposes of this Agreement, “Change in Control” means the first to occur of any of the following events:

(A)	an event in which any “person,” as such term is used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than (I) the Company, (II) any subsidiary of the Company, (III) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (IV) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B)	the consummation of the merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (A) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing 50% or more of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(C)	the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

4.Forfeiture; Recovery of Compensation.

(a)	The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)	By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any transferee permitted by the Administrator of the Stock Option, under the Stock Option, including to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.

5.Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.Responsibility for Taxes & Withholding. Regardless of any action the Company or any of its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or any of its Affiliates. The Optionee further acknowledges that the Company and/or its Affiliates (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Stock Option, including, but not limited to, the grant, vesting or exercise of the Stock Option, the transfer of Stock upon exercise of the Stock Option, the subsequent sale of Shares acquired pursuant to such transfer and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Optionee acknowledges that Company and/or its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or its Affiliates to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or its Affiliates, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)withholding from the Optionee’s wages/salary or other cash compensation paid to the Optionee by the Company and/or its Affiliates; or

(ii)withholding from proceeds of the Shares acquired upon exercise of the Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee's behalf pursuant to this authorization); or

(iii)withholding in Shares to be transferred upon exercise of the Stock Option provided, however, that if the Optionee is a Section 16 officer of the Company under the 1934 Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax- Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

To avoid negative accounting treatment, the Company and/or its Affiliates may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax- Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee is deemed to have been transferred the full number of Shares attributable to the Stock Option at exercise, notwithstanding that a number of share are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

The Optionee shall pay to the Company and/or its Affiliates any amount of Tax- Related Items that the Company and/or its Affiliates may be required to withhold or account for as a result of the Optionee’s participation in the Plan that will not for any reason be satisfied by the means previously described. The Company may refuse to transfer the Shares or the proceeds of the sale of Shares if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

By accepting this grant of Stock Option, the Optionee expressly consents to the methods of withholding Tax-Related Items by the Company and/or its Affiliates as set forth herein, including the withholding of Shares and the withholding from the Optionee’s wages/salary or other amounts payable to the Optionee. All other Tax-Related Items related to the Stock Option and any Shares transferred in satisfaction thereof are the Optionee’s sole responsibility.

7.Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

8.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee. By acceptance of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this

Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

9.Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

10.Authorization to Release and Transfer Necessary Personal Information. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Company and the Affiliates may hold certain personal information about the Optionee including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Stock Options and/or Shares held and the details of all Stock Options or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Optionee’s participation in the Plan (the “Data”). The Optionee understands that the Data may be transferred to the Company or any of the Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the Stock Option under the Plan or with whom Stock acquired pursuant to the exercise of the Stock Option or cash from the sale of such Stock may be deposited. Furthermore, the Optionee acknowledges and understands that the transfer of the Data to the Company or the Affiliates or to any third parties is necessary for his or her participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Optionee further acknowledges that withdrawal of consent may affect his or her ability to vest in, exercise or realize benefits from the Stock Option, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

Finally, upon request of the Company or the Optionee’s employer (the “Employer”), the Optionee agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Optionee for the purpose of administering the Optionee’s participation in the Plan in compliance with the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands and agrees that the Optionee will not be able to participate in the Plan if the Optionee fails to provide any such consent or agreement requested by the Company and/or the Employer.

11.Electronic Delivery and Execution. The Optionee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Optionee understands that, unless revoked by the Optionee by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Optionee also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Optionee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Optionee consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

12.Appendix. Notwithstanding any provision of the Agreement to the contrary, this Stock Option grant and the Shares acquired under the Plan shall be subject to any and all special terms and provisions as set forth in the Appendix, if any, for the Optionee’s country of residence (and country of employment, if different). Moreover, if the Optionee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of the Agreement.

13.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

TRINSEO PLC

By:

Name:Frank Bozich

Title:President and Chief Executive Officer

Dated: /$CurrentDate$/

Acknowledged and Agreed: By: /$ParticipantName$/

Signature Page to Non-Statutory Stock Option Agreement

COUNTRY APPENDIX

ADDITIONAL TERMS AND CONDITIONS TO NON-STATUTORY STOCK OPTION AGREEMENT

This Country Appendix (“Appendix”) includes the following additional terms and conditions that govern the Optionee’s Stock Option for all Optionees that reside and/or work outside of the United States.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee does not rely on the information in this Appendix as the only source of information relating to the consequences of the Optionee’s participation in the Plan, because the information may be out of date at the time that the Stock Option or portions thereof vest, or Shares are transferred upon exercise of the Stock Option, or the Optionee sells any Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and none of the Company, its Affiliates, nor the Administrator is in a position to assure the Optionee of a particular result. Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country of residence and/or work may apply to the Optionee’s situation.

Finally, if the Optionee transfers employment after the Grant Date, or is considered a resident of another country for local law purposes following the Grant Date, the notifications contained herein may not be applicable to the Optionee, and the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee.

Terms and Conditions Applicable to All Non-U.S. Jurisdictions

English Language. The Optionee acknowledges and agrees that it is the Optionee’s express intent that this Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to the Stock Option, be drawn up in English. If the Optionee has received this Agreement, the Plan or any other rules, procedures, forms or documents related to the Stock Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Compliance with Law.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any shares issuable upon exercise of the Stock Option prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.  Further, the Optionee agrees that the Company shall have unilateral authority to amend the Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

Insider Trading/Market Abuse.  The Optionee acknowledges that, depending on the Optionee’s or his or her broker's country or where the Shares are listed, the Optionee may be subject to insider trading restrictions and/or market abuse laws which may affect the Optionee’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Stock Options) or rights linked to the value of Shares (e.g., phantom awards, futures) during such times the Optionee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before the Optionee possessed inside information.  Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Keep in mind third parties includes fellow employees.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company.  The Optionee is responsible for complying with any restrictions and should speak to his or her personal advisor on this matter.

Exchange Control, Foreign Asset/Account and/or Tax Reporting.  Depending upon the country to which laws the Optionee is subject, the Optionee may have certain foreign asset/account and/or tax  reporting requirements that may affect the Optionee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or dividend equivalents or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Optionee’s country of residence.  The Optionee’s country may require that the Optionee reports such accounts, assets or transactions to the applicable authorities in his or her country.  The Optionee also may be required to repatriate cash received from participating in the Plan to the Optionee’s country within a certain period of time after receipt.  The Optionee is responsible for knowledge of and compliance with any such regulations and should speak with his or her personal tax, legal and financial advisors regarding same.

Commercial Relationship. The Optionee expressly recognizes that the Optionee’s participation in the Plan and the Company’s Stock Option grant does not constitute an employment relationship between the Optionee and the Company. The Optionee has been granted a Stock Option as a consequence of the commercial relationship between the Company and the Employer, and the Employer is the Optionee’s sole employer. Based on the foregoing, (a) the Optionee expressly recognizes the Plan and the benefits the Optionee may derive from participation in the Plan do not establish any rights between the Optionee and the Affiliate that employs the Optionee, (b) the Plan and the benefits the Optionee may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Affiliate that employs the Optionee, and (c) any modifications or amendments of the Plan by the Company or the Administrator, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Affiliate that employs the Optionee.

Private Placement. The grant of the Stock Option is not intended to be a public offering of securities in the Optionee’s country of residence and/or employment but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Stock Option is not subject to the supervision of the local securities authorities.

Additional Acknowledgements. The OPTIONEE also acknowledges and agrees to the following:

●	The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.

●	All decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company.

●The future value of the underlying Share is unknown, undeterminable and cannot be predicted with certainty.

●If the underlying Share does not increase in value after the Date of Grant, the Stock Option will have no value.

●If the Optionee exercises the Stock Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the exercise price.
●	The Award and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation or salary for any purpose and are not intended to replace any pension rights or compensation.

●The Optionee's participation in the Plan is voluntary.
●	No claim or entitlement to compensation or damages arises from the forfeiture of the Award on the Stock Option, the termination of the Plan, or the diminution in value of the Stock Option or Shares, and the Optionee irrevocably releases the Company, its Affiliates, the Administrator and their affiliates from any such claim that may arise.

●	The Stock Option and the Share subject to the Stock Option, and the income and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments.

●	Unless otherwise agreed with the Company in writing, the Award and the Shares subject to the Stock Option, and the income and value of same, are not granted as consideration for, or in connection with, any service the Optionee may provide as a director of the Company or its Affiliates.

●	Neither the Company nor its Affiliates shall be liable for any foreign exchange rate fluctuation between the Optionee's local currency and the U.S. Dollar that may affect the value of the Stock Option or Shares or of any amounts due to the Optionee pursuant to the settlement of the Stock Option or the subsequent sale of Shares acquired upon settlement.

●	None of the Company, its Affiliates, nor the Administrator is providing any tax, legal or financial advice or making any recommendations regarding the Optionee’s participation in the Plan, the grant, vesting or settlement of the Optionee’s Stock Option, or the Optionee’s acquisition or sale of the Shares transferred upon exercise of the Stock Option. The Optionee is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / SWITZERLAND / UNITED KINGDOM

Terms and Conditions

Employee Data Privacy. If the Optionee resides and/or works in the EU/EEA, Switzerland or the United Kingdom, the following provisions replace Section 10 of the Agreement in its entirety:

The Company, with its address at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312, USA, is the controller responsible for the processing of the Optionee’s personal data by the Company and the third parties noted below, and its representative in Italy for privacy purposes is A.P.I. Applicazioni Plastiche Industriali S.p.A. with its registered address at Via Dante Alighieri n. 27, 36065 Mussolente (VI) Italy.

(a)Data Collection and Usage. Pursuant to applicable data protection laws, the Optionee is hereby notified that the Company collects, processes and uses certain personally-identifiable information about the Optionee for the legitimate interest of implementing, administering and managing the Plan and generally administering equity awards; specifically, including the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Stock Options, any other entitlement to Shares awarded, canceled, exercised, vested, or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Optionee’s employer (“Personal Data”). In granting the Stock Options under the Plan, the Company will collect Personal Data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of Personal Data is the necessity of the processing for the Company to perform its contractual obligations under the Agreement and the Plan and the Company’s legitimate business interests of managing the Plan, administering employee equity awards and complying with its contractual and statutory obligations.

(b)Stock Plan Administration Service Provider. The Company transfers Personal Data to Merrill Lynch and its affiliates, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Personal Data with another company that serves in a similar manner. The Company’s service provider will open an account for the Optionee to receive and trade Shares. The Optionee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Optionee’s ability to participate in the Plan. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan.

(c)International Data Transfers. The Company and its service providers are based in the United States or elsewhere throughout the world. The Optionee’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company's legal basis for the transfer of the Optionee’s Personal Data to the United States is to satisfy its contractual obligations under the terms and conditions of this Agreement.

(d)Data Retention. The Company will use Personal Data only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data, the Company will remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)Data Subject Rights. The Optionee may have a number of rights under data privacy laws in the Optionee’s country. For example, the Optionee’s rights may include the right to (i) request access or copies of Personal Data the Company processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on processing of Personal Data, (v) lodge complaints with competent authorities in the Optionee’s country, and/or (vi) request a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding the Optionee’s rights or to exercise the Optionee’s rights, the Optionee may contact his or her local partner or human resources representative.

BELGIUM

Terms and Conditions

Timing of Acceptance. The Optionee agrees that he or she will not accept the Option until a date that is on or after the 61st day on which it is offered to the Optionee. The date of offer is the date on which the Company communicates the material terms (i.e., the exercise price and number of Shares subject to the Stock Option) to the Optionee. Any acceptance inadvertently given by the Optionee before the 61st day following the offer date shall be considered effective as of the 61st day following the offer date.

Notifications

Foreign Asset / Account Reporting Information. If Optionee is a Belgian resident, Optionee is required to report any taxable income attributable to the grant of the Stock Option on his or her annual tax return. In addition, the Optionee is required to report any securities (e.g., Shares) or bank accounts opened and maintained outside Belgium on his or her annual tax return. In a separate report, certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened) must be provided to the Central Contact Point of the National Bank of Belgium. The form, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium (www.nbb.be) under the caption Kredietcentrales / Centrales des crédits.

Stock Exchange Tax.  A stock exchange tax applies to transactions executed by a Belgian resident through a financial intermediary, such as a bank or broker.  If the transaction is conducted through a Belgian financial intermediary, it may withhold the stock exchange tax, but if the transaction is conducted through a non-Belgian financial intermediary, the Belgian resident may need to report and pay the stock exchange tax directly.  The stock exchange tax likely will apply when Shares acquired under the Plan are sold.  Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.

Annual Securities Account Tax Information.  An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30).  In such case, the tax will be due on the value of the qualifying securities held in such account.  The Optionee should consult with his or her personal tax advisor regarding the application of this tax.

DENMARK

Terms and Conditions

Stock Option Act.  Notwithstanding any provisions in the Agreement to the contrary, if the Optionee is determined to be an "Employee," as defined in section 2 of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares, etc. in Employment Relationships (the "Stock Option Act"), the treatment of the Award upon termination of employment shall be governed by the Stock Option Act.  However, if the provisions in the Agreement or the Plan governing the treatment of the Award upon a termination are more favorable, the provisions of the Agreement or the Plan will govern.

FRANCE

Terms and Conditions

Use of English Language. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Notifications

Award Not French Qualified. The Optionee understands and acknowledges that the Stock Option granted under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186-1 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.

Exchange Control Information. Grantee must declare to the customs and excise authorities any cash or securities he or she imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000.

Foreign Account / Assets Reporting Information. If the Grantee is a French resident and retains Stock acquired under the Plan outside of France or maintains a foreign bank account, the Grantee is required to report such to the French tax authorities when filing the Grantee's annual tax return. Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Optionee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of the Shares acquired under the Plan, the bank will make the report for the Optionee. Optionee is responsible for satisfying any applicable reporting obligation.

HONG KONG

Terms and Conditions

Exercise of Stock Option. In the event that the Stock Option is settled within six (6) months of the Grant Date, the Optionee agrees that the Optionee (or his / her beneficiary) will not sell or otherwise dispose of any such Shares prior to the six (6)-month anniversary of the Grant Date.

Wages. The Stock Option and Shares underlying the Stock Option do not form part of the Optionee's wages for the purposes of calculating any statutory or contractual payments under Hong Kong law. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Notifications

Securities Law Information. Warning: The Stock Option and any Shares transferred pursuant to the exercise of the Stock Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Agreement, the Plan, and any rules, procedures, forms or other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Stock Option and any related documentation are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person. If the Optionee is in any doubt about any of the contents of the Agreement, the Plan, or any rules, procedures or forms, the Optionee should obtain independent professional advice.

IRELAND

Notifications

Director Notification Obligation.  Directors, shadow directors and secretaries of an Irish Subsidiary or other affiliate of the Company whose interest in the Company represents more than 1% of the Company’s voting share capital must notify the Irish Subsidiary or other affiliate of the Company in writing when acquiring or disposing of their interest in the Company (e.g., Stock Options, Shares, etc.), when becoming aware of the event giving rise to the notification requirement, or when becoming a director or secretary if such an interest exist at the time.  This notification requirement also applies to any rights or shares acquired by the director’s spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgment. The Optionee further acknowledges that he or she has read and specifically and expressly approves the Data Privacy section above as well as the following sections of the Agreement Section 1 (“Grant of Stock Options”); Section 3 (“Vesting; Method

of Exercise; Treatment of the Stock Option Upon Termination of Employment”); Section 4 (“Forfeiture; Recovery of Compensation”); Section 5 (“Transfer of Stock Option”); Section 6 (“Responsibility for Taxes & Withholding”); Section 11 (“Imposition of Other Requirements”); Country Appendix (“English Language”; “Additional Acknowledgements”).

Notifications

Foreign Asset / Account Reporting Information. The Optionee understands that if the Optionee is an Italian resident and at any time during the fiscal year the Optionee holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, the Optionee is required to report these assets on the Optionee’s annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due.  These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets, even if the Optionee does not directly hold investments abroad or foreign assets.

Tax on Foreign Financial Assets. Individuals resident in Italy are subject to a tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets (including Shares) on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

MEXICO

Terms and Conditions

Plan Document Acknowledgement

By accepting the Stock Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which the Optionee has reviewed. The Optionee acknowledges further that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. The Optionee also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in “Additional Acknowledgements” in this Appendix, which clearly provides as follows:

(1)The Optionee’s participation in the Plan does not constitute an acquired right;

(2)The Plan and the Optionee’s participation in it are offered by the Company on a wholly discretionary basis;

(3)The Optionee’s participation in the Plan is voluntary; and

(4)Neither the Company nor any Affiliate is responsible for any decrease in the value of the Stock Option and/or Stock acquired under the Plan.

Labor Law Policy and Acknowledgment

By accepting the Options, the Optionee expressly recognizes that the Company, with registered offices at Riverside One, Sir John Rogerson’s Quay, Dublin 2, Dublin, Ireland D02 X576, is solely responsible for the administration of the Plan and that the Optionee’s participation in the Plan and acquisition of Stock do not constitute an employment relationship between the Optionee and the

Company since the Optionee is participating in the Plan on a wholly commercial basis and his or her sole employer is Trinseo de Mexico, S. de R.L. de C.V., Trinseo Services de Mexico, S. de R.L. de C.V., or Altuglas Mexico S.A. de C.V. (together, “Trinseo Mexico”). Based on the foregoing, the Optionee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Optionee and the employer, Trinseo Mexico, and do not form part of the employment conditions and/or benefits provided by Trinseo Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment.

The Optionee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Optionee’s participation at any time without any liability to the Optionee.

Finally, the Optionee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Optionee therefore grants a full and broad release to the Company, and its subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Documento del Plan

Al aceptar las Opción Sobre Acciones (Opción), el Beneficiario reconoce que ha recibido una copia del Plan y el Acuerdo, con inclusión de este Anexo, que el Beneficiario ha revisado. El Beneficiario reconoce, además, que acepta todas las disposiciones del Plan y en el Acuerdo, incluyendo este Anexo. El Beneficiario también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección “Reconocimientos Adicionales” de este Anexo, que claramente dispone lo siguiente:

(1)La participación del Beneficiario en el Plan no constituye un derecho adquirido;

(2)El Plan y la participación del Beneficiario en el Plan se ofrecen por la Compañía en su discrecionalidad total;

(3)Que la participación del Beneficiario en el Plan es voluntaria; y

(4)Ni la Compañía ni sus Afiliadas son responsables por la reducción del valor de la Opción de Compra de Acciones emitida bajo el Plan.

Política Laboral y Reconocimiento

Al aceptar las Options, el Beneficiario expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en Riverside One, Sir John Rogerson’s Quay, Dublin 2, Dublin, Ireland D02 X576, es la única responsable por la administración del Plan y que la participación del Beneficiario en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Beneficiario y la Compañía, ya que el Beneficiario participa en el Plan en un marco totalmente comercial y su único patrón es Trinseo de Mexico, S. de R.L. de C.V., Trinseo Services

de Mexico, S. de R.L. de C.V., o Altuglas Mexico S.A. de C.V. (juntos, “Trinseo Mexico”). Derivado de lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Beneficiario y el patrón, Trinseo Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Trinseo Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Beneficiario.

Asimismo, el Beneficiario reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Beneficiario en cualquier momento y sin responsabilidad alguna frente el Beneficiario.

Finalmente, el Beneficiario por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Beneficiario otorga el más amplio finiquito que en derecho proceda a la Compañía, y sus filiales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.

Notifications

Securities Law Notification.

The Options granted, and any Stock acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Options may not be publicly distributed in Mexico. These materials are addressed to the Optionee because of the Optionee’s existing relationship with the Company and any Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Trinseo Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

Terms and Conditions

Waiver of Termination Rights.  In consideration of the grant of the Stock Option, the Optionee agrees that he or she waives any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) the Optionee ceases to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any other materials relating to the grant of Stock Options (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

UNITED KINGDOM

Terms and Conditions

Tax Withholding and National Insurance Contributions Acknowledgement. Notwithstanding any provisions in the Agreement, the Optionee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Employer, or by Her Majesty’s Revenue and Customs (“HMRC”) or any other tax authority or other relevant authority. The Optionee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold, or have paid or will pay, to HMRC (or any other tax authority or other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision may not apply to the Optionee if the indemnification is viewed as a loan. In this case, if the amount of any income tax due is not collected from or paid by the Optionee within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute an additional benefit to the Optionee on which additional income tax and national insurance contributions (“NICs”) may be payable. The Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or the Employer, as applicable, any employee NICs due on this additional benefit, which the Company or the Employer may recover from the Optionee by any of the means referred to in Section 6 of the Agreement.

Exclusion of Claim. The Optionee acknowledges and agrees that the Optionee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Optionee’s ceasing to have rights under or to be entitled to the Stock Options, whether or not as a result of termination of Optionee’s Employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Stock Options. Upon the grant of the Stock Options, the Optionee shall be deemed to have waived irrevocably any such entitlement.